Exhibit 99.(h).18

John Hancock Advisers, LLC 601 Congress Street Boston, MA 02210

December 13, 2018

To the Trustees of

John Hancock Funds

601 Congress Street

Boston, MA 02210

Re:    Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements approved by the Board or entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D, Appendix E, and Appendix F hereto.

2. The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix G, Appendix H and Appendix I hereto.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC
By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted on behalf of each applicable Trust listed in Appendix A
By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock ESG Core Bond Fund

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

John Hancock Multifactor Consumer Discretionary ETF

John Hancock Multifactor Consumer Staples ETF

John Hancock Multifactor Developed International ETF

John Hancock Multifactor Emerging Markets ETF

John Hancock Multifactor Energy ETF

John Hancock Multifactor Financials ETF

John Hancock Multifactor Healthcare ETF

John Hancock Multifactor Industrials ETF

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Materials ETF

John Hancock Multifactor Media and Communications ETF

John Hancock Multifactor Mid Cap ETF

John Hancock Multifactor Small Cap ETF

John Hancock Multifactor Technology ETF

John Hancock Multifactor Utilities ETF

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Diversified Real Assets Fund

John Hancock Emerging Markets Equity Fund

John Hancock Enduring Assets Fund

John Hancock ESG All Cap Core Fund

John Hancock ESG International Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Global Focused Strategies Fund

John Hancock Global Thematic Opportunities Fund

A-1

John Hancock Seaport Long/Short Fund

John Hancock Small Cap Core Fund

John Hancock Value Equity Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

A-2

APPENDIX B

Fund Level Contractual Limitation on Fund Level Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) borrowing costs, (i) prime brokerage fees, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
Disciplined Value International Fund	0.88%	2/29/2020[1]
ESG All Cap Core Fund	0.81%	2/29/2020[1]
ESG International Equity Fund	0.91%	2/29/2020[1]
ESG Large Cap Core Fund	0.81%	2/29/2020[1]
Global Focused Strategies Fund	1.62%	2/29/2020[1]
Global Thematic Opportunities Fund	0.84%	2/29/2020[2]
ESG Core Bond Fund	0.50%	9/30/2019
Global Conservative Absolute Return Fund	0.78%	9/30/2019
Investment Grade Bond Fund	0.42%	9/30/2019

1 At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on fund level expenses for Disciplined Value International Fund (0.88%), ESG All Cap Core Fund (0.81%), ESG International Equity Fund (0.91%), ESG Large Cap Core Fund (0.81%) and Global Focused Strategies Fund (1.62%) with an expiration date of February 29, 2020, each effective upon the current expiration date of February 28, 2019.

2 At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the contractual limit on fund level expenses (0.84%) for Global Thematic Opportunities Fund with an expiration date of February 29, 2020, effective as of the commencement of operations of Global Thematic Opportunities Fund.

B-1

APPENDIX C

Fund Level Contractual Limitation on Total Operating Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) borrowing costs, (f) prime brokerage fees, (g) acquired fund fees and expenses paid indirectly, and (h) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
John Hancock Multifactor Large Cap ETF	0.35%	8/31/2019
John Hancock Multifactor Mid Cap ETF	0.45%	8/31/2019
John Hancock Multifactor Consumer Discretionary ETF	0.40%	8/31/2020[1]
John Hancock Multifactor Consumer Staples ETF	0.40%	8/31/2020[1]
John Hancock Multifactor Developed International ETF	0.45%	8/31/2019
John Hancock Multifactor Emerging Markets ETF	0.55%	8/31/2020
John Hancock Multifactor Energy ETF	0.40%	8/31/2020[1]
John Hancock Multifactor Financials ETF	0.40%	8/31/2020[1]
John Hancock Multifactor Healthcare ETF	0.40%	8/31/2020[1]
John Hancock Multifactor Industrials ETF	0.40%	8/31/2020[1]
John Hancock Multifactor Materials ETF	0.40%	8/31/2020[1]

1 At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the change in the contractual limit on total operating expenses (0.40%) for John Hancock Multifactor Consumer Discretionary ETF, John Hancock Multifactor Consumer Staples ETF, John Hancock Multifactor Energy ETF, John Hancock Multifactor Financials ETF, John Hancock Multifactor Healthcare ETF, John Hancock Multifactor Industrials ETF, John Hancock Multifactor Materials ETF, John Hancock Multifactor Technology ETF and John Hancock Multifactor Utilities ETF, each with an expiration date of August 31, 2020, each effective January 1, 2019.

C-1

John Hancock Multifactor Media and Communications ETF	0.40%	8/31/2020[2]
John Hancock Multifactor Small Cap ETF	0.50%	8/31/2019
John Hancock Multifactor Technology ETF	0.40%	8/31/2020[1]
John Hancock Multifactor Utilities ETF	0.40%	8/31/2020[1]

2 At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the contractual limit on total operating expenses (0.40%) for John Hancock Multifactor Media and Communications ETF with an expiration date of August 31, 2020, effective as of the commencement of operations of John Hancock Multifactor Media and Communications ETF.

C-2

APPENDIX D

Class Level Contractual Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) borrowing costs; (vii) prime brokerage fees; (viii) short dividend expense; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average daily net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

D-1

	Class	Class	Class	Class	Class	Class	Class	Class NAV	Expiration Date of Expense Limit
Fund	A	B	C	I	R2	R4	R6
Disciplined Value International Fund	N/A	N/A	N/A	0.98%	N/A	N/A	0.88%	N/A	2/29/2020[1]
Emerging Markets Equity Fund	1.50%	N/A	2.20%	N/A	1.60%	1.35%	N/A	N/A	2/28/2019
Enduring Assets Fund	1.31%	N/A	2.01%	1.00%	N/A	N/A	0.92%	0.92%	2/29/2020[2]
Fundamental Large Cap Core Fund	N/A	1.82%	1.82%	0.78%	N/A	N/A	N/A	N/A	2/29/2020[3]
Greater China Opportunities Fund	N/A	N/A	N/A	1.34%	N/A	N/A	N/A	N/A	2/29/2020[4]

1 At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the renewal of the class level contractual total operating expense limitation for Class I (0.98%) and Class R6 (0.88%) shares of Disciplined Value International Fund with an expiration date of February 29, 2020, each effective upon the current expiration date of February 28, 2019.

2 At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the renewal of the class level contractual total operating expense limitation for Class A (1.31%), Class C (2.01%), Class I (1.00%), Class R6 (0.92%) and Class NAV (0.92%) shares of Enduring Assets Fund with an expiration date of February 29, 2020, each effective upon the current expiration date of February 28, 2019.

3 At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the renewal of the class level contractual total operating expense limitation for Class B (1.82%), Class C (1.82%) and Class I (0.78%) shares of Fundamental Large Cap Core Fund with an expiration date of February 29, 2020, each effective upon the current expiration date of February 28, 2019.

4At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the renewal of the class level contractual total operating expense limitation for Class I (1.34%) shares of Greater China Opportunities Fund with an expiration date of February 29, 2020, effective upon the current expiration date of February 28, 2019.

D-2

Global Thematic Opportunities Fund	1.19%	N/A	1.94%	0.94%	N/A	N/A	N/A	N/A	2/29/2020[5]
Global Conservative Absolute Return Fund	1.14%	N/A	1.89%	0.89%	N/A	N/A	N/A	N/A	9/30/2019
Government Income Fund	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2019
High Yield Fund	N/A	N/A	N/A	0.72%	N/A	N/A	N/A	N/A	9/30/2019

5 At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the class level contractual total operating expense limitation for Class A (1.19%), Class C (1.94%) and Class I (0.94%) shares of Global Thematic Opportunities Fund, with an expiration date of February 29, 2020, each effective upon the commencement of operations of Global Thematic Opportunities Fund.

D-3

APPENDIX E

Fund Level Contractual Limit on Other Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit
Greater China Opportunities Fund	0.30%	February 29, 2020[1]
Value Equity Fund	0.04%	February 29, 2020[1]

1 At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on other expenses for Greater China Opportunities Fund (0.30%) and Value Equity Fund (0.04%) with an expiration date of February 29, 2020, each effective upon the current expiration date of February 28, 2019.

E-1

APPENDIX F

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Value Equity Fund’s management fee to a maximum annual rate of 0.66% of the Fund’s average daily net assets. The limitation will continue until at least February 29, 2020.*

* At the December 11-13, 2018 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to February 29, 2020) of the management fee limitation, effective upon the current expiration date of February 28, 2019.

The Adviser agrees to reduce John Hancock Diversified Real Assets Fund’s management fee by an annual rate of 0.05% of the Fund’s average daily net assets. The reduction will continue until at least July 31, 2019.*

* At the December 12-14, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the advisory fee waiver (0.05%) for John Hancock Diversified Real Assets Fund with an expiration date of July 31, 2019, effective as of the commencement of operations of John Hancock Diversified Real Assets Fund.

F-1

APPENDIX G

Class Level Voluntary Total Operating Expense Limitations*

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average daily net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

Classes
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
N/A

*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

G-1

APPENDIX H

Fund Level Voluntary Limit on Other Expenses*

For purposes of this Appendix:

The Adviser voluntarily agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) investment management fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

Fund	Limit on Other Expenses
Balanced Fund	0.20%
Classic Value Fund	0.20%
Emerging Markets Equity Fund	0.25%
Enduring Assets Fund	0.25%
Financial Industries Fund	0.20%
Fundamental Large Cap Core Fund	0.20%
Regional Bank Fund	0.20%
Seaport Long/Short Fund	0.20%
Small Cap Core Fund	0.20%
U.S. Global Leaders Growth Fund	0.20%
Bond Fund	0.15%
California Tax-Free Income Fund	0.15%
Global Short Duration Credit Fund	0.15%
Government Income Fund	0.15%
High Yield Fund	0.15%
High Yield Municipal Bond Fund	0.15%
Income Fund	0.15%
Tax-Free Bond Fund	0.15%
Money Market Fund	0.15%

* These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

H-1

APPENDIX I

Voluntary Money Market Fund Expense Limitation Agreement

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. In addition, the Adviser and its affiliates have voluntarily agreed to waive a portion of their fees (including, but not limited to, Rule 12b-1 fees) and/or reimburse certain expenses to the extent necessary to assist the fund in attempting to achieve a positive yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust

I-1